QUALITY INDUSTRIAL CORP.

NYSE SECTION 3: MANDATORY CHARTERS & RELATED POLICY:

NOMINATING, AUDIT, COMPENSATION, AND GOVERNANCE

OCTOBER 2023

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QUALITY INDUSTRIAL CORP.

NOMINATING COMMITTEE CHARTER

PURPOSE:

The purpose of the Nominating Committee (the “Nominating Committee” or “Committee”) of the Board of Directors (the “Board”) of Quality Industrial Corp. (the “Corporation”) shall be to review and make recommendations to the Board regarding matters concerning corporate governance; review the composition of and evaluate the performance of the Board; recommend persons for election to the Board and evaluate director compensation; review the composition of committees of the Board and recommend persons to be members of such committees; review and maintain compliance of committee membership with applicable regulatory requirements; and review conflicts of interest of members of the Board and corporate officers. In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Committee shall consist of no fewer than two members of the Board. All members of the Committee shall be appointed by a majority of the Board and shall be independent of the Corporation and its affiliates, shall have no relationship to the Corporation or its affiliates that may interfere with the exercise of their independence, and shall otherwise be deemed to be

“independent directors” as defined in Section 303A3.02 of the New York Stock Exchange Listed Company Manual (the “NYSE Listed Company Manual”). The Board may designate one member of the Committee as its Chair. The Committee may form and delegate authority to subcommittees, consisting of no fewer than two members of the Committee, when appropriate. No member of the Committee shall be removed except by a majority vote of the independent directors then in office.

RESPONSIBILITIES:

The responsibilities and duties of the Committee shall include:

Composition of the Board of Directors, Evaluation, and Nominating Activities

1.	Reviewing the composition and size of the Board and determining the criteria for membership of the Board, including issues of character, judgment, independence, diversity, age, expertise, corporate experience, length of service, and other commitments outside the Corporation.
2.	Conducting an annual evaluation of the Board.

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3.	Identifying, considering, and recommending candidates to fill new positions or vacancies on the Board, and reviewing any candidates recommended by stockholders in accordance with the bylaws. In performing these duties, the Committee shall have the authority to retain any search firm to be used to identify candidates for the Board and shall have sole authority to approve the search firm’s fees and other retention terms.

4.	Evaluating the performance of individual members of the Board eligible for re-election and recommending the director nominees by class for election to the Board by the stockholders at the annual meeting of stockholders.

5.	Evaluating director compensation, consulting with outside consultants when appropriate, and making recommendations to the Board regarding director compensation.

6.	Reviewing and making recommendations to the Board with respect to a Director Option Plan and any proposed amendments thereto, subject to obtaining stockholder approval of any amendments as required by law or the NYSE Listed Company Manual.

7.	Selection of New Directors

a.	Recommend to the Board criteria for Board and committee membership, which shall include a description of any specific, minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee- recommended nominee, and a description of any specific qualities or skills that the Nominating Committee believes are necessary for one or more of the

Company’s directors to possess, and annually reassess the adequacy of such criteria and submit any proposed changes to the Board for approval.

b.	Establish a policy with regard to the consideration of director candidates recommended by stockholders.
c.	Establish procedures to be followed by securityholders in submitting recommendations for director candidates to the Nominating Committee. The current procedures to be followed by securityholders are set forth below:
i.	All securityholder recommendations for director candidates must be submitted to the Secretary of the Company, who will forward all recommendations to the Nominating Committee.
ii.	All securityholder recommendations for director candidates must be submitted to the Company not less than 120 calendar days prior to the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

iii.	All securityholder recommendations for director candidates must include the following information:
1.	The name and address of record of the securityholder.

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2.	A representation that the securityholder is a record holder of the Company’s securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934.
3.	The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate.
4.	A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in this Charter.
5.	A description of all arrangements or understandings between the securityholder and the proposed director candidate.
6.	The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.
7.	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

d.	Establish a process for identifying and evaluating nominees for the Board, including nominees recommended by securityholders. The current process for identifying and evaluating nominees for the Board is as follows:
i.	The Nominating Committee may solicit recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate.
ii.	The Nominating Committee will review and evaluate the qualifications of any such proposed director candidate and conduct inquiries it deems appropriate.
iii.	The Nominating Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate.
iv.	In identifying and evaluating proposed director candidates, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

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e.	Upon identifying individuals qualified to become members of the Board, consistent with the minimum qualifications and other criteria approved by the Board from time to time, recommend that the Board select the director nominees for election at each annual meeting of stockholders; provided that, if the Company is legally required by contract or otherwise to provide third parties with the ability to nominate individuals for election as a member of the Board (pursuant, for example, to the rights of holders of preferred stock to elect directors upon a dividend default or in accordance with shareholder agreements or management agreements), the selection and nomination of such director nominees shall be governed by such contract or other arrangement and shall not be the responsibility of the Nominating Committee.
f.	Consider recommendations considering the requirement that a majority of the Board be comprised of directors who meet the independence requirements set forth in Section 303A3.01 of the NYSE Listed Company Manual.
g.	Recommend that the Board select the directors for appointment to committees of the Board.
h.	Review all stockholder nominations and proposals submitted to the Company (including any proposal relating to the procedures for making nominations or electing directors), determine whether the nomination or proposal was submitted in a timely manner and, in the case of a director nomination, whether the nomination and the nominee satisfy all applicable eligibility requirements, and recommend to the Board appropriate action on each such nomination or proposal.

Committees of the Board of Directors

1.	Periodically reviewing the composition of each committee of the Board and making recommendations to the Board for the creation of additional committees or the change in mandate or dissolution of committees.

2.	Recommending to the Board persons to be members of the various committees and Committee Chairperson, annually.

Conflicts of Interest

3.	Reviewing and monitoring compliance with the Corporation’s Code of Business Conduct and Ethics.

4.	Considering questions of possible conflicts of interest of members of the Board and of corporate officers.

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5.	Reviewing actual and potential conflicts of interest of members of the Board and corporate officers and clearing any involvement of such persons in matters that may involve a conflict of interest.

GENERAL

The Nominating Committee may establish and delegate authority to subcommittees consisting of one or more of its members, when the Nominating Committee deems it appropriate to do so in order to carry out its responsibilities.

The Nominating Committee shall make regular reports to the Board concerning areas of the

Nominating Committee’s responsibility.

In carrying out its responsibilities, the Nominating Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and such experts, advisors, and professionals with whom the Nominating Committee may consult. The Nominating Committee shall have the authority to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Nominating Committee or meet with any members of or advisors to the Nominating Committee. The Nominating Committee shall also have the authority to engage legal, accounting, or other advisors to provide it with advice and information in connection with carrying out its responsibilities and shall have sole authority to approve any such advisor’s fees and other retention terms.

The Nominating Committee may perform such other functions as may be requested by the Board from time to time.

MEETINGS:

The Committee will meet at least once a year. The Committee may establish its own meeting schedule, which it will provide to the Board. Special meetings may be convened as required. The Committee, or its Chair, shall report to the Board on the results of these meetings. The Committee may invite to its meetings other Directors, Corporate management, and such other persons, as the Committee deems appropriate in order to carry out its responsibilities. A majority of the members of the Committee, present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, shall constitute a quorum.

The Committee will maintain written minutes of its meetings, which shall be filed with the minutes of the meetings of the Board.

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EVALUATION OF THE COMMITTEE’S PERFORMANCE:

The Committee shall, on an annual basis, evaluate its performance under this Charter. The Committee shall address all matters that the Committee considers relevant to its performance.

The Committee shall deliver a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Board’s or the Corporation’s policies or procedures.

COMMITTEE RESOURCES:

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel, or other advisors as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, and such related fees are to be borne by the Corporation.

REPORTS:

The Committee will record its summaries of recommendations to the Board in written form, which will be incorporated as a part of the minutes of the meeting of the Board at which those recommendations are presented.

MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

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QUALITY INDUSTRIAL CORP.

AUDIT COMMITTEE CHARTER

PURPOSE:

The Audit Committee of the Board of Directors (the “Board”) of Quality Industrial Corp. (the “Corporation”) will make such examinations as are necessary to monitor the corporate financial reporting and external audits of the Corporation and its subsidiaries; to provide to the Board the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to nominate independent auditor; and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters requiring Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee shall consist of at least three (3) members of the Board, each of whom must (1) be “independent” as defined in Section 303A3.02 of the NYSE Listed Company Manual; (2) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act; and (3) not have participated in the preparation of the financial statements of the Company or a current subsidiary of the Company at any time during the past three years.

Notwithstanding the foregoing, one director who (1) is not “independent” as defined in

Section 303A3.02 of the NYSE Listed Company Manual; (2) satisfies the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder; and (3) is not a current officer or employee or a Family Member of such officer or employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination (or, if the Company does not file a proxy statement, in its Form 10-K or 20-F), the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve on the Audit Committee for more than two years and may not chair the Audit Committee.

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Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. One or more members of the Audit Committee may qualify as an “audit committee financial expert” under the rules promulgated by the SEC.

The Nominating and Corporate Governance Committee shall recommend to the Board nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chair of the committee.

COMPENSATION:

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

MEETINGS:

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chair of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

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RESPONSIBILITIES:

1.	Review of Charter

i.	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

2.	Performance Evaluation of the Audit Committee

i.	Periodically, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Board.

3.	Matters Relating to Selection, Performance, and Independence of Independent Auditors

i.	The Audit Committee shall be directly responsible for the appointment, retention, and termination, and for determining the compensation, of the Company’s independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee may consult with management in fulfilling these duties but may not delegate these responsibilities to management.

ii.	The Audit Committee shall be directly responsible for oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company.

iii.	The independent auditors shall report directly to the Audit Committee.

iv.	The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non- audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board (the “PCAOB”)) to be provided to the Company by the independent auditors; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus”

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provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

v.	The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

vi.	The Audit Committee shall:

1.	request that the independent auditors provide the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (“Rule 3526”),
2.	require that the independent auditors submit to the Audit Committee at least annually a formal written statement describing all relationships between the independent auditors or any of its affiliates and the Company or persons in financial reporting oversight roles at the Company that might reasonably be thought to bear on the independence of the independent auditors,
3.	discuss with the independent auditors the potential effects of any disclosed relationships or services on the objectivity and independence of the independent auditors,
4.	require that the independent auditors provide to the Audit Committee written affirmation that the independent auditor is, as of the date of the affirmation, independent in compliance with PCAOB Rule 3520 and
5.	based on such disclosures, statement, discussion, and affirmation, take, or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence. In addition, before approving the initial engagement of any independent auditor, the Audit Committee shall receive, review, and discuss with the audit firm all information required by, and otherwise take all actions necessary for compliance with the requirements of, Rule 3526.

References to rules of the PCAOB shall be deemed to refer to such rules and to any substantially equivalent rules adopted to replace such rules, in each case as subsequently amended, modified, or supplemented.

vii.	The Audit Committee may consider whether the provision of the services covered in Items 9(e)(2) and 9(e)(3) of Regulation 14A of the Exchange Act

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(or any successor provision) is compatible with maintaining the independent auditor’s independence.

viii.	The Audit Committee shall evaluate the independent auditor’s qualifications, performance and independence and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall: obtain and review a report or reports from the independent auditors describing:

1.	the auditor’s internal quality-control procedures,
2.	any material issues raised by the most recent internal quality- control review or peer review of the auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues, and
3.	in order to assess the auditor’s independence, all relationships between the independent auditors and the Company; review and evaluate the performance of the independent auditors and the lead partner (and the Audit Committee may review and evaluate the performance of other members of the independent auditor’s audit staff); and assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

ix.	In this regard, the Audit Committee shall also:
1.	seek the opinion of management and the internal auditors of the independent auditor’s performance and

2.	consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm. The Audit Committee may establish, or recommend to the Board, policies with respect to the potential hiring of current or former employees of the independent auditors.

4.	Audited Financial Statements and Annual Audit

i.	The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditors and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief

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Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

ii.	The Audit Committee shall review and discuss with management

(including the Company’s Senior Accounting Executive) and with the independent auditors the Company’s annual audited financial statements,

including:

1.	all critical accounting policies and practices used or to be used by the Company,
2.	the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K, and
3.	any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

iii.	The Audit Committee must review:
1.	any analyses prepared by management, the internal auditors (if any) and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditors. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;
2.	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;
3.	major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

4.	the effects of regulatory and accounting initiatives, as well as off- balance sheet transactions and structures, on the financial statements of the Company.

iv.	The Audit Committee shall review and discuss with the independent auditors (outside of the presence of management) how the independent

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auditors plan to handle their responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the independent auditors that Section 10A(b) of the Exchange Act has not been implicated.

v.	The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto. This review shall include:

1.	any difficulties encountered by the independent auditors in the course of performing their audit work, including any restrictions on the scope of their activities or their access to information,
2.	any significant disagreements with management and
3.	a discussion of the responsibilities, budget and staffing of the

Company’s internal audit function.

vi.	This review may also include:
1.	any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise);
2.	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement; and
3.	any management or internal control letter issued, or proposed to be issued, by the independent auditors.

vii.	The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the independent auditors pursuant to Auditing Standard No. 1301,

Communications with Audit Committees, as amended (“AS 1301”).

viii.	The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

ix.	If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the Chief Executive Officer and Chief Financial Officer of the Company:

1.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files

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or submits under the Exchange Act, within the time periods

specified in the SEC’s rules and forms, and

2.	any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

x.	Based on the Audit Committee’s review and discussions:
1.	with management of the audited financial statements,
2.	with the independent auditors of the matters required to be discussed by AS 1301, and
3.	with the independent auditors concerning the independent

auditor’s independence, the Audit Committee shall make a

recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

xi.	The Audit Committee shall prepare the Audit Committee report required by Item 407(d) of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

5.	Internal Auditors

i.	The Audit Committee shall evaluate the performance, responsibilities,

budget and staffing of the Company’s internal audit function and review the internal audit plan. Such evaluation may include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

ii.	If applicable, in connection with the Audit Committee’s evaluation of the Company’s internal audit function, the Audit Committee may evaluate the performance of the senior officer or officers responsible for the internal audit function.

6.	Unaudited Quarterly Financial Statements

i.	The Audit Committee shall discuss with management and the independent auditors, prior to the filing of the Company’s Quarterly Reports on Form 10- Q,
1.	the Company’s quarterly financial statements and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”

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2.	such issues as may be brought to the Audit Committee’s attention by the independent auditors pursuant to Statement on Auditing Standards No. 100, and
3.	any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

7.	Earnings Press Releases

i.	The Audit Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentations to be made (paying particular attention to the use of “pro forma” or “adjusted” non- GAAP information).

8.	Risk Assessment and Management

i.	The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

ii.	In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

9.	Procedures for Addressing Complaints and Concerns

i.	The Audit Committee shall establish procedures for:

1.	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and
2.	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

ii.	The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

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10.	Regular Reports to the Board

i.	The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the

Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

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ADDITIONAL RESPONSIBILITIES:

The Audit Committee is authorized, on behalf of the Board, to do any of the following as it deems necessary or appropriate:

1.	Engagement of Advisors

i.	The Audit Committee may engage independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

2.	Legal and Regulatory Compliance

i.	The Audit Committee may discuss with management and the independent auditors, and review with the Board, the legal and regulatory requirements applicable to the Company and its subsidiaries and the

Company’s compliance with such requirements. After these discussions,

the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

3.	The Audit Committee may discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

4.	Conflicts of Interest

i.	The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions. The Audit Committee may establish such policies and procedures as it deems appropriate to facilitate such review.

5.	General

i.	The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

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ii.	The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

iii.	In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditors and such experts, advisors and professionals as may be consulted with by the Audit Committee.

iv.	The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the

Company’s independent auditors or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

v.	The Audit Committee is authorized to incur such ordinary administrative expenses as are necessary or appropriate in carrying out its duties.

6.	Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditors. In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations.

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AUDIT COMMITTEE SUBJECT MATTER FINANCIAL EXPERTS

When do the rules regarding audit committee financial experts apply?

The rules require the Company to make certain disclosures relating to audit committee financial experts in the registration statement on Form S-1 that it will be filing in connection with its proposed public offering and its annual reports (or its proxy statements for its annual meetings, if such information is incorporated by reference into its annual reports and these proxy statements are filed within 120 of days of the end of the fiscal year) that it must file on an annual basis thereafter.

What disclosure is required by the rules?

The rules regarding audit committee financial experts require the Company to disclose that its board of directors has determined that the Company either:

1.	has at least one audit committee financial expert serving on its audit committee; or
2.	does not have an audit committee financial expert serving on its audit committee.

If the Company discloses that it does not have an audit committee financial expert, the Company must disclose the reasons why it does not. If the Company discloses that it has at least one audit committee financial expert, then it must disclose the name of at least one of its audit committee financial experts and whether such person is independent of management.

The Company is permitted, but not required, to disclose that it has more than one audit committee financial expert. If the Company discloses the names of any additional audit committee financial experts, then it must also disclose whether these additional audit committee financial experts are independent of management.

What does the Company’s board of directors need to do as a result of the rules?

To provide the required disclosure under the rules, the Company’s board of directors must determine whether it has at least one audit committee financial expert serving on its audit committee. This will require the Company’s board of directors to:

1.	evaluate the qualifications of the prospective members of its audit committee;
2.	determine whether at least one prospective member of its audit committee qualifies as an audit committee financial expert as defined in the applicable rules;
3.	if a person is an audit committee financial expert because he or she has acquired the requisite attributes through “other relevant experience,” the board of directors should determine what constitutes this “other relevant experience” as it must be disclosed; and
4.	if the Company has determined that none of the prospective members of its audit
5.	committee qualify as an audit committee financial expert; the board of directors may want to determine which aspects of the definition of audit committee financial expert its

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prospective audit committee members do satisfy as the Company may want to disclose this information.

The board of directors may evaluate each prospective member of its audit committee or it may end its evaluation once it determines that it has at least one audit committee financial expert serving on its audit committee. The SEC was clear in the adopting release that a company cannot satisfy these disclosure requirements by stating that it has decided not to decide or by simply disclosing the qualifications of all of its audit committee members.

In the adopting release, the SEC did not specify the exact method by which the board of directors should conduct its evaluation, but it did indicate that it thought that it was appropriate for the determination of the board of directors to be subject to relevant state law principles such as the business judgment rule. Based on the applicable rules for determining qualification as an audit committee financial expert described below, the

Company’s board of directors may determine that none of the current members of the Company’s board of directors are audit committee financial experts.

Who qualifies as an “audit committee financial expert” under the rules?

The applicable rules define an “audit committee financial expert” as a person who has each of the following five attributes:

1.	an understanding of generally accepted accounting principles and financial statements;
2.	the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals, and reserves;
3.	experience preparing, auditing, analyzing, or evaluating financial statements that
4.	present a breadth and level of complexity of accounting issues that are generally
5.	comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;
6.	an understanding of internal controls and procedures for financial reporting; and
7.	an understanding of audit committee functions.

In addition, the person must have acquired the five attributes through experiences described in at least one of the following categories:

1.	education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;
2.	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor, or person performing similar functions;
3.	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or other

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relevant experience (it should be noted that if the board determines that a person identified as an audit committee financial expert qualifies as such because that person acquired the requisite attributes through “other relevant experience” as opposed to through one of the prior three categories, then the Company must briefly list that person’s relevant experience).

In the SEC release adopting these rules, the SEC elaborated on certain aspects of this definition in a few notable respects, which are discussed below.

Experience preparing, auditing, analyzing, or evaluating financial statements. In the adopting release, the SEC suggested that experience with financial statements as an investment banker, venture capitalist or professional financial analyst would, in many cases, satisfy the requirement that an audit committee financial expert have experience preparing, auditing, analyzing or evaluating financial statements. This statement should be contrasted with the SEC’s earlier proposal that experience preparing or auditing financial statements (e.g., as an independent accountant/auditor or chief financial/chief accounting officer) would be required. The SEC indicated that the final requirement was intended to “capture the clear intent of the statute that an audit committee financial expert must have experience actually working directly and closely with financial statements in a way that provided familiarity with the contents of financial statements and the processes behind them.”

Generally comparable breadth and level of complexity of accounting issues. In making a determination regarding whether the breadth and level of complexity of accounting issues with which the person has experience are generally comparable to those that can reasonably be expected to be raised by the Company’s financial statements, the SEC indicated that a person’s experience would not have to be in the same industry as the Company, or with a public company.

The SEC moved away from its earlier proposal, which had focused on the comparability of the actual accounting issues with which the person had experience, and, in the adopting release, suggested that the board of directors should focus on a variety of more general factors, such as the size of the company with which the person has experience, the scope of that company’s operations and the complexity of its financial statements and accounting.

Actively supervising. In the adopting release, the SEC made the following statement relating to the concept of “actively supervising”:

The term “active supervision” means more than the mere existence of a traditional hierarchical reporting relationship between supervisor and those being supervised. Rather, we mean that a person engaged in active supervision participates in, and contributes to, the process of addressing, albeit at a supervisory level, the same general types of issues regarding preparation, auditing, analysis or evaluation of financial statements as those addressed by the person or persons being supervised. We also mean that the supervisor should have experience that has

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contributed to the general expertise necessary to prepare, audit, analyze or evaluate financial statements that is at least comparable to the general expertise of those being supervised. A principal executive officer should not be presumed to qualify. A principal executive officer with considerable operations involvement, but little financial or accounting involvement, likely would not be exercising the necessary active supervision. Active participation in, and contribution to, the process, albeit at a supervisory level, of addressing financial and accounting issues that demonstrates a general expertise in the area would be necessary.

Understanding of internal controls and procedures for financial reporting. In the adopting release, the SEC elaborated on the requirement that audit committee financial experts have an understanding of internal controls and procedures for financial reporting as follows:

It is necessary that the audit committee financial expert understand the purpose, and be able to evaluate the effectiveness, of a company’s internal controls and procedures for financial reporting. It is important that the audit committee financial expert understand why the internal controls and procedures for financial reporting exist, how they were developed, and how they operate. Previous experience establishing or evaluating a company’s internal controls and procedures for financial reporting can, of course, contribute to a person’s understanding of these matters, but the attribute as rephrased properly focuses on the understanding rather than the experience. Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements. In the adopting release, the SEC cited “individuals serving in governmental, self-regulatory and private-sector bodies overseeing the banking, insurance and securities industries who work on issues related to financial statements on a regular basis” as an example of the type of person to whom this provision was meant to apply.

Other relevant experience. In the adopting release, the SEC stated that this “catch all” provision was added to recognize that the required attributes of an audit committee financial expert can be acquired in many different ways; however, acquiring them through experience and not

“merely education” is required.

Does the identification of a person as an audit committee financial expert alter the duties, obligations or liabilities of that person or the other members of the audit committee?

No. Because of concerns that directors designated and publicly identified as audit committee financial experts might become subject to greater liability, and to make clear that the other members of the audit committee should not be expected to perform their duties any differently as a result of the designation or identification of an audit committee financial expert, the SEC included a safe harbor in the new rules to clarify that:

1.	a person who is determined to be an audit committee financial expert will not be deemed an “expert” for any purpose, including for purposes of Section 11 of the

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Securities Act of 1933, as a result of being designated or identified as an audit committee financial expert;

2.	the designation or identification of a person as an audit committee financial expert does not impose on that person any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on that person as a member of the audit committee and board of directors in the absence of the designation or identification; and
3.	the designation or identification of a person as an audit committee financial expert does not affect the duties, obligations, or liability of any other member of the audit committee or board of directors.

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QUALITY INDUSTRIAL CORP.

AUDIT COMMITTEE COMPLAINT PROCEDURES

This policy outlines the procedures that the Audit Committee of the Board of Directors of Quality Industrial Corp. (together with its subsidiaries, the “Company”) has established with respect to the receipt, treatment and retention of complaints received by the Company regarding:

1.	accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, or

2.	potential violations of the federal securities laws, including any rules and regulations thereunder, or the U.S. Foreign Corrupt Practices Act (the “FCPA”) (collectively, “Complaints”).

1.	Procedures for Receiving Complaints

a.	Complaints may be submitted to the Company as follows:
i.	The complaining party may contact the “Compliance Hotline” (anonymously or not) by phone, online or by email using the contact information contained in the Company’s Code of Conduct. The complaining party should identify the subject matter of his or her Complaint and the practices that are alleged to constitute an improper accounting, internal accounting control or auditing matter or a violation of the federal securities laws or the FCPA, as the case may be, providing as much detail as possible; and/or

ii.	The complaining party may submit a confidential memorandum which identifies the subject matter of his or her Complaint and the practices that are alleged to constitute an improper accounting, internal accounting control or auditing matter or a violation of the federal securities laws or the FCPA, as the case may be, providing as much detail as possible. The confidential memorandum may be mailed to the following:

Quality Industrial Corp.

Attention: Chairperson of the Audit Committee

b.	All Company employees will be instructed through postings and the Company’s Code of Conduct that any and all Complaints may be made anonymously and in a confidential manner in accordance with one or more of the procedures set forth

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above. Employees will also be notified that, if they do not feel comfortable submitting a Complaint in accordance with these procedures or if they feel that a previously submitted Complaint was not adequately addressed, they may contact the Chairperson or any other member of the Audit Committee directly by mail.

The Company will provide notice on a current basis through postings, the

Company’s Code of Conduct, and/or such other manner as is determined by the Audit Committee from time to time of the names, phone numbers and addresses of the designated recipients to whom Complaints may be submitted.

c.	Any Complaint received by Audit Committee, the Compliance Officer, or the Compliance Hotline in accordance with the procedures set forth above will be forwarded in a confidential manner to the Chairperson of the Audit Committee as soon as reasonably practicable following receipt of such Complaint. In addition, management will be informed that any Complaint received outside of these procedures should likewise be forwarded in a confidential manner to the Chairperson of the Audit Committee as soon as reasonably practicable following receipt of such Complaint.

d.	To ensure that the Compliant Procedure is not inadvertently or improperly screening out Complaints that should be viewed by the Audit Committee, the

Company’s Compliance Officer will be charged with preparing and submitting to the Chairperson of the Audit Committee prior to each regularly scheduled meeting of the Audit Committee, a table or other report detailing the time, date, nature and disposition of each complaint received by the Compliance Officer and/or the Compliance Hotline since the date of the prior report. The table or other report will be reviewed by the Audit Committee at its next regularly- scheduled meeting.

2.	Procedures for Treating Complaints

a.	Following receipt of a Complaint, the Chairperson of the Audit Committee will promptly begin to conduct an initial evaluation of the Complaint. The Chairperson may delegate this authority to another member of the Audit Committee. In connection with the initial evaluation, the Chairperson or his or her designee will decide:
i.	whether the Complaint requires immediate investigation;
ii.	whether it can be held for discussion at the next regularly scheduled meeting of the Audit Committee or whether a special meeting of the Audit Committee should be called; or
iii.	whether it does not relate to accounting, internal accounting controls or auditing matters or potential violations of the federal securities laws or the FCPA and should be reviewed by a party other than the Audit

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Committee in accordance with the Company’s Code of Business Conduct and Ethics or other policies.

b.	In any event, each Complaint will be discussed at the next meeting of the Audit Committee. At that meeting, the Audit Committee will decide as to whether and how such Complaint will be investigated, or if the investigation has commenced, how to proceed with such investigation. The Audit Committee may elect among the following options or may investigate the Complaint in another manner determined by the Audit Committee:

i.	The Audit Committee may choose to investigate the Complaint on its own.
ii.	The Audit Committee may select a responsible designee within the Company to investigate the Complaint. Under no circumstances should a member of the division of the Company that is the source of the Complaint be charged with its investigation. If the Complaint was not made on an anonymous basis, the Audit Committee will determine whether it is appropriate to provide the designee with the identity of the complaining party.
iii.	The Audit Committee may retain an outside party (other than the

Company’s independent auditor) to investigate the Complaint and assist in the Complaint’s evaluation.

iv.	The Audit Committee may retain outside counsel to initiate an investigation and work either with internal parties or an outside financial/forensic auditing company to assist in such investigation.

The investigating party designated by the Audit Committee will be permitted reasonable access to the Company and its documents and computer systems for purposes of conducting the investigation. At the conclusion of its investigation, the investigating party will be responsible for making a full report to the Audit Committee with respect to the Complaint and, if requested by the Audit Committee, to make recommendations for corrective actions, if any, to be taken by the Company.

The Audit Committee will consider, if applicable, the recommendations of the investigating party and determine whether any corrective actions should be taken. The Audit Committee will report to the Board of Directors no later than its next regularly scheduled meeting with respect to the Complaint for which such investigation has been completed and, if applicable, any recommended corrective actions. In the event that the Complaint involves any Director of the Company (whether in his or her role as a director, employee, or officer of the Company or otherwise), the Audit Committee will make its report in an Executive Session of the Board of Directors (exclusive of any Director involved in such Complaint).

3.	Procedures for Retaining Records Regarding Complaints

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a.	The Audit Committee will seek to ensure that all Complaints received by the Audit Committee, together with all documents pertaining to the Audit Committee’s or its designee’s investigation and treatment of any such Complaint, are retained in a secure location in accordance with the Company’s record retention policy. If a Complaint becomes the subject of a criminal investigation or civil litigation, all documents related to that Complaint will be retained until such investigation or litigation is resolved, including all appeals. The Audit Committee may delegate this record retention obligation to an independent advisor or entity or the Company’s Compliance Officer.

4.	Protection for Whistleblowers

a.	At no time will there be any retaliation by the Company or at its direction against any employee for making a reasonable complaint, in good faith, pursuant to the procedures described herein regarding accounting, internal accounting controls or auditing matters, or potential violations of the federal securities laws or the FCPA.

5.	Disciplinary Action

a.	Nothing in these procedures shall limit the Company or the Board of Directors or a committee or designee thereof in taking such disciplinary or other action under the Company’s Code of Business Conduct and Ethics or other applicable policies of the Company as may be appropriate with respect to any matter that is the subject of a Complaint.

6.	Periodic Review of Procedures

a.	The Audit Committee will review the procedures outlined above and consider changes to such procedures periodically.

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QUALITY INDUSTRIAL CORP.

AUDIT COMMITTEE PRE-APPROVAL POLICY FOR

AUDIT AND NON-AUDIT SERVICES

1.	Statement of Principles

The Audit Committee of the Board of Directors of Quality Industrial Corp. recognizes the importance of maintaining the independence of its independent auditor. Under the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) to implement the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to ensure that the provision of such services does not impair the auditor’s independence from the Company.

The SEC’s rules permit the Audit Committee to pre-approve such services by establishing policies and procedures for audit and non-audit services, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not result in the delegation of the

Audit Committee’s responsibilities to management. Accordingly, the Board of Directors has adopted, and the Audit Committee has ratified, this Pre-Approval Policy for Audit and Non-Audit Services (this “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. Unless a type of service has been pre-approved pursuant to this Policy, it must be separately pre-approved by the Audit Committee before it may be provided by the independent auditor. Any proposed services exceeding pre- approved cost levels or budgeted amounts will also require separate pre-approval by the Audit Committee.

The appendices to this Policy describe in detail the Audit, Audit-Related, Tax and All Other Services that have the pre-approval of the Audit Committee and do not result in the delegation of the Audit Committee’s responsibilities to management. The term of any pre-approval under this Policy is twelve (12) months from the date of pre-approval, unless the Audit Committee approves a different period. The Audit Committee may periodically revise the list of services pre-approved pursuant to this Policy, based on subsequent determinations. Pursuant to the Audit Committee Charter, pre-approval is waived for non-audit services that satisfy the “de minimus” provisions of Section 10A(i)(1)(B) of the Securities and Exchange Act of 1934, as amended.

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2.	Delegation

As provided in the SEC’s rules, the Audit Committee may delegate pre-approval authority to the Chairperson of the Audit Committee. The Chairperson of the Audit Committee to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee delegates to the Chairperson of the Audit Committee the authority to pre-approve the provision by the

Company’s independent auditor of non-audit services if time constraints require that such pre-approval occur prior to the Audit Committee’s next scheduled meeting.

3.	Audit Services

Audit Services are services necessary for the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. The engagement of the independent auditor to perform the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements as well as the terms and fees for such engagement will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

4.	Audit-Related Services

Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-Related Services does not impair the independence of the auditor and, consistent with the SEC’s rules on auditor independence, has pre-approved the Audit-Related Services, if any, in Appendix B. All other Audit-Related Services not listed in Appendix B must be separately pre-approved by the Audit Committee.

5.	Tax Services

Tax Services are professional services rendered for tax compliance, tax advice and tax planning. The Audit Committee believes that the independent auditor can provide Tax Services to the Company without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. However, the Audit Committee will not permit the retention of the independent auditor in connection with

(i)  a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code of 1986, as amended and related regulations, or

(ii)	representing the Company before a tax court, district court or federal court of claims.

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6.	All Other Services

The Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that the independent auditor may provide other types of non-audit services (“All Other Services”) that are not specifically prohibited and that are not Audit-Related Services or Tax Services. Accordingly, the Audit Committee believes it may pre-approve All Other Services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

7.	Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

8.	Supporting Documentation

With respect to each service pre-approved under this Policy, the independent auditor has provided, or will provide for addition to the appendices hereto, detailed back-up documentation to the Audit Committee regarding the specific services pre-approved under this Policy. The detailed back-up documentation provided to the Audit Committee is incorporated by reference into, and shall be deemed a part of, this Policy.

9.	Procedures

All requests or applications for pre-approval of services to be provided by the independent auditor will be submitted to the Audit Committee, the Chief Financial Officer or other designated officer for submission to the Audit Committee and must include a detailed description of the services to be rendered and detailed back-up documentation regarding the specific services to be provided. The Audit Committee will be informed on a timely basis of any such services as they are rendered by the independent auditor.

In the event that time constraints require pre-approval prior to the Audit Committee’s next scheduled meeting, the Chairperson of the Audit Committee will have the authority to grant such pre-approval, provided that the Chairperson is independent, and, in accordance with Section II of this Policy, will report such pre-approval decision to the Audit Committee at the next scheduled Audit Committee meeting. Requests for pre- approval by the Chairperson of the Audit Committee will be submitted to the Chairperson by both the independent auditor and the Chief Financial Officer or other

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designated officer and must include a detailed description of the services to be rendered and a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee may from time to time limit the ability of the Chairperson of the Audit Committee to pre-approve services in accordance with the provisions of this Section IX.

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer or other designated officer, and must include a detailed description of the services to be rendered and a statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated the Chief Financial Officer or other designated officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The Chief Financial Officer or other designated officer will report to the Audit Committee on a periodic basis on the results of this monitoring. The Chief Financial Officer or other designated officer and management will immediately report to the Chairperson of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer or other designated officer or any member of management. The directives in the paragraph do not delegate any required duties or authority of the Audit Committee to management or relieve the Audit Committee from any of its responsibilities under the Securities Exchange Act of 1934, as amended, and the rules of the SEC.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

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QUALITY INDUSTRIAL CORP.

COMPENSATION COMMITTEE CHARTER

PURPOSE:

The Compensation Committee of the Board of Directors (“the Board) of Quality Industrial Corp. (the “Corporation”) is established pursuant to this charter. The purpose of the Compensation Committee is to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Corporation, including stock compensation and loans, and all bonus and stock compensation to all employees.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Compensation Committee shall consist of at least two (2) members of the Board, all of whom shall be independent directors in accordance with Section 303A3.05(a) and Section 303A.02(ii) of the NYSE Listed Company Manual. The members of the Compensation Committee will be appointed by a majority of the Board. No member of the Compensation Committee shall be removed except by a majority vote of the independent directors then in office.

RESPONSIBILITIES:

The responsibilities and duties of the Compensation Committee shall include:

1.	To review and approve annually the corporate goals and objectives applicable to the compensation of the chief executive officer ("CEO"), evaluate at least annually the CEO's performance in light of those goals and objectives, and determine and approve the CEO's compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee may consider the Corporation's performance and relative stockholder return, the value of similar incentive awards given to CEOs at comparable companies and the awards given to the company's CEO in past years.

2.	Matters Related to Compensation of the Officers Other Than the Chief Executive Officer:

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a.	Review and approve the proposed compensation for all Officers of the Company other than the CEO; for purposes hereof, the term “Officer” shall mean any officer at C-level, any “officer” as defined in Section 16 of the Exchange Act and Rule 16a-1 promulgated thereunder, and any individual that reports directly to the CEO.
b.	Review no less frequently than annually the aggregate amount of compensation being paid or potentially payable to the Company’s Officers.
c.	Reviewing and making recommendations to the Board regarding the compensation policy for executive officers and directors of the Corporation, and such other officers of the Corporation as directed by the Board.

3.	Reviewing and making recommendations to the Board regarding all forms of compensation (including all “plan” compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, and all non-plan compensation) to be provided to the executive officers of the Corporation.

4.	Reviewing and making recommendations to the Board regarding general compensation goals and guidelines for the Corporation's employees and the criteria by which bonuses to the Corporation's employees are determined.

5.	Acting as Administrator any Stock Option Plan and administering, within the authority delegated by the Board, any Employee Stock Purchase Plan adopted by the Corporation. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board, grant stock options or stock purchase rights to individuals eligible for such grants and amend such stock options or stock purchase rights. The Compensation Committee shall also make recommendations to the Board with respect to amendments to the plans and changes in the number of shares reserved for issuance hereunder.

6.	Review and approve grants and awards under incentive-based compensation plans and equity-based plans, in each case consistent with the terms of such plans.

7.	Review and make such recommendations to the Board as the Compensation Committee deems advisable with regard to policies and procedures for the grant of equity-based awards by the Company.

8.	Reviewing and making recommendations to the Board regarding other plans that are proposed for adoption or adopted by the Corporation for the provision of compensation to employees of, directors of and consultants to the Corporation.

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9.	Preparing a report (to be included in the Corporation's proxy statement) which describes:

(a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to the Corporation's performance; and (c) the Compensation Committee's executive compensation policies applicable to executive officers.

10.	Authorizing the repurchase of shares from terminated employees pursuant to applicable law.

11.	If applicable, the Compensation Committee shall consider the results of the most recent stockholder advisory vote on executive compensation required by Section 14A of the Exchange Act in its recommendations and decisions.

MEETINGS:

It is anticipated that the Compensation Committee will meet at least two times each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board in advance. At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package. The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Compensation Committee shall report regularly to the Board regarding its actions and make recommendations to the Board as appropriate.

The Compensation Committee may invite such members of management to its meetings as it deems appropriate. However, the Compensation Committee shall meet regularly without such members present, and in all cases the CEO and any other such officers shall not be present at meetings at which their compensation or performance is discussed or determined.

REPORTS:

The Compensation Committee will provide written reports to the Board of the Corporation regarding recommendations of the Compensation Committee submitted to the Board for action, and copies of the written minutes of its meetings.

Review and discuss with management the Compensation Discussion and

Analysis to be included in the Company’s proxy statement or annual report on Form 10-K

(“CD&A”).

Based on the Compensation Committee’s review and discussions with management of the CD&A, make a recommendation to the Board that the CD&A be included in the Company’s proxy statement or annual report on Form 10-K.

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Prepare the Compensation Committee Report to be included in the Company’s proxy statement or annual report on Form 10-K in accordance with the applicable rules and regulations of the Securities and Exchange Commission, any securities exchange on which the Company’s securities are traded, and any other rules and regulations applicable to the Company.

EVALUATION OF COMMITTEE PERFORMANCE:

The Compensation Committee shall on an annual basis, evaluate its performance under this Charter. The Compensation Committee shall address all matters that the Board of Directors considers relevant to its performance. The Compensation Committee shall deliver a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Board’s or the Corporation’s policies or procedures.

COMMITTEE RESOURCES:

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting, and other advisors. The Compensation Committee shall have sole authority to retain and terminate any compensation consultant to be used to evaluate director or officer compensation, including sole authority to approve the consulting firm’s fee and retention terms.

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QUALITY INDUSTRIAL CORP.

CORPORATE GOVERNANCE COMMITTEE

PURPOSE:

The Corporate Governance Committee (the “Committee”) of Quality Industrial Corp. (the

“Corporation”) is responsible for:

1.	Developing the Corporation’s approach to Board of Directors (the “Board”) and corporate governance issues;

2.	Helping to maintain an effective working relationship between the Board and Management;

3.	Exercising, within the limits imposed by the by-laws of the Corporation, by applicable laws, and by the Board, the powers of the Board for the management and direction of the affairs of the Corporation during the intervals between meetings of the Board;

4.	Reviewing and making recommendations to the Board for the appointment of Senior Executives (defined below) of the Corporation and for considering their terms of employment;

5.	Reviewing succession planning, matters of compensation (including design of Remuneration (defined below) and benefit plans);

6.	Recommending awards under the Corporation’s long term and short-term incentive plans;

7.	Assuming the role of administrator, whether by delegation or by statute, for the corporate-sponsored registered pension plans and the Supplementary Executive Retirement Plan (the “Plans”) of the Corporation and its wholly-owned subsidiaries and any future, additional or replacement plans relating to the Plans; and

8.	Subject to any power (a) conferred to the Committee under the Corporation’s by-laws or any applicable laws, rules, or regulations (including those of any stock exchange), or (b) otherwise assigned to the Committee by resolution of the Board, the Committee shall have no decision-making authority other than as specifically contemplated in this Charter.

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INTERPRETATION:

For this Charter:

"Senior Executives" means senior executives of the Corporation, namely the Chief Executive Officer (the “CEO”), Executive Vice-Presidents, the Chief Financial Officer, and other direct reports of the CEO.

“Remuneration” includes:

1.	Changes in individual salaries and salary ranges, or the basis for establishing salary levels;

2.	Individual bonus payments and the basis for these payments, including performance against established objectives and targets; and

3.	Individual long term and short-term incentive grants, including stock options, stock purchase and rights grants and the basis for these grants. All other capitalized terms are as defined in the Mandate of the Board.

MEMBERSHIP:

1.	The Committee shall consist of not fewer than three directors all of whom will be Independent Directors, as defined by Section 303A3.02 of the NYSE Listed Company Manual;

2.	All members of the Committee shall have a working familiarity with basic board and corporate governance, human resources, Remuneration, and pension-related practices;

3.	Members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board. If a chairperson is not appointed by the Board, the members of the Committee will select its chairman (the “Chairman”);

MEETINGS:

1.	The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

2.	Meetings of the Committee may be called by its Chairman or the chairman of the Board; provided that if the Committee is to exercise Executive Functions, such meetings may be called by order of the chairman of the Board, the Chairman or at the request of the President and CEO and only if, in the opinion of the chairman of the Board, the Chairman or the President and CEO, an urgent situation has arisen.

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3.	The chairman of the Board, or in his absence, the Chairman shall preside at all meetings of the Committee in which Executive Functions are exercised.

4.	Minutes of all meetings of the Committee shall be maintained and submitted as soon as practicable to the Board.

5.	The Committee will report to the Board on the Committee’s activities at the Board meeting following each Committee meeting. A majority of Committee members shall constitute a 3 out of 4 quorum; provided that quorum for all meetings at which Executive Functions are exercised shall be four members of the Committee.

6.	The members of the Committee shall have the right, for the purposes of discharging the powers and responsibilities of the Committee, to inspect any relevant records of the Corporation and its subsidiaries and to meet with Senior Executives or other employees as they deem appropriate.

7.	The Committee shall also have the right to hire independent counsel and other advisors at the Corporation’s expense, if necessary, to carry out its duties. At the request of the Committee, any member of management may attend the meetings of the Committee. The Committee shall meet at least annually to review the compensation of Senior Executives.

RESPONSIBILITIES:

The Committee shall - With respect to Board and corporate governance matters:

1.	Review and report to the Board annually on the size, composition, and profile of the Board (age, geographical representation, disciplines, independence, etc.). In its review of the size of the Board, the Committee will evaluate the impact of the number of Board members upon its effectiveness and, if required, implement a program to modify the number of directors to facilitate more effective decision making;

2.	Develop and review periodically standards to be applied in making determinations as to the presence or absence of material relationships between a director and the Corporation;

3.	Recommend suitable candidates for nominees for election or, when vacancies occur, appointment as directors, and specify which of the criteria established by the Board form the basis of each recommendation;

4.	review and recommend to the Board any changes it considers necessary or desirable with respect to the committees, the ability of any committee to delegate any or all of its

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responsibilities to a sub-committee of that committee and the process by which each committee reports to the Board;

5.	Establish and update the Corporation’s Code of Ethics and Business Conduct;

6.	Review annually the continued compliance, by nominees to the Board to be named in management's proxy circular for re-election, with the criteria underlying the appointment of each director;

7.	Review annually:

(a)	Compliance by Board members and executive officers with the Corporation’s

Code of Ethics and Business Conduct;

(b)	The competencies, skills, personal qualities, status, and contribution of members to the effective operation of the Board and committees of the Board; and

(c)	The performance of the Board and its committees, including this Committee, and report to the Board thereon. This report, where appropriate, will include an assessment of the areas in which the Committee believes a better contribution could be made and recommendations to improve the performance of the Board, its members, and its committees;

8.	Review from time to time director tenure, succession, and the number of boards on which directors may sit and propose amendments to the Board guidelines with respect thereto as appropriate;

9.	Conduct an annual review of directors' compensation for Board and committee service and recommend changes where appropriate to ensure that compensation adequately reflects the responsibilities assumed;

10.	In conjunction with the chairman of the Board, recommend to the Board the membership and chairmen of the committees of the Board after considering the skills, preferences and availability of individual Board members, as well as the appropriateness of periodically rotating committee members;

11.	Recommend to the Board the Mandate of the Board and position descriptions for the chair of the Board as well as the chairs of each committee of the Board and periodically review the foregoing;

12.	Review annually the Board/management relationship and recommend to the Board structures and procedures to ensure that the Board can function independently of management;

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13.	Advise the chairman of the Board on the disposition of a tender of resignation which a director offers or is expected to offer: (a) when such director retires or changes the position held when he/she joined the Board; (b) when such director is in a position of conflict of interest; or (c) when one or more of the criteria underlying the appointment of such director are no longer met;

14.	Review and report to the Board on the accuracy and completeness of disclosure (other than financial) as well as the process by which information was obtained for the disclosure to be contained in the Corporation's periodic public disclosure documents, as required by any applicable exchange or regulator or best practices;

15.	Review the Corporation’s approach to governance issues, revise the Corporation’s corporate governance guidelines and such other matters relating to corporate governance as the Committee may consider suitable or the Board may specifically direct;

16.	As part of the review of the Corporation’s public disclosure documents, review the management proxy circular and annual information form and report to the Board thereon;

17.	Ensure that the Corporation adopts suitable policies regulating communication with shareholders, the investment community, members of the media, governments and organizations, employees, and the greater public;

18.	Ensure that the Corporation adopts suitable policies relating to insider trading;

19.	Review and approve, from time to time, an appropriate orientation and education program for new members of the Board and continuing education program for all Board members. The Committee shall ensure that prospective candidates Board membership have received the appropriate information to permit them to fully understand the role of the Board and its committees, the contributions expected from individual directors, as well as a general understanding of the nature and operations of the Corporation’s business;

20.	Review periodically corporate preparedness for change of control transactions such as take-over bids or other forms of significant reorganization transactions; and

21.	Subject to applicable law and the articles and by-laws of the Corporation, be responsible for administering all policies and practices of the Corporation with respect to the indemnification of directors by the Corporation and approving all payments made pursuant to such policies and practices.

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With respect to employees, policies, and practices of the Corporation:

1.	Make recommendations to the Board for the appointment of the CEO and the corporate objectives which the CEO is responsible for meeting, assess the CEO against these objectives and report to the Board thereon, and monitor the CEO's performance;

2.	Having regard for competitive position, internal equity, and individual performance, annually review and recommend to the Board for approval the appointment and Remuneration of the Senior Executives provided, however, that any director has right of access to more detailed information beyond that contained in such recommendation;

3.	Annually review and approve the Remuneration of corporate officers (other than the Senior Executives) and the Remuneration of all other employees of the Corporation on an aggregate basis, having regard for competitive position and internal equity and report to the Board thereon. The report to the Board shall provide, on an aggregate basis, the Remuneration approved by the Committee of such corporate officers and the adjustment to salary ranges for all other employees. The Committee has authority to retain independent consultants to provide advice and counsel on total compensation policy matters;

4.	Review and recommend to the Board for approval any special employment contracts including, retiring allowance agreements or any agreement to take effect in the event of termination or change in control affecting the Senior Executives and corporate officers of the Corporation;

5.	Review and report to the Board, annually, on the appropriateness of the current and future organizational structure of the Corporation and plans for the succession of the Senior Executives (including the appointment of Senior Executives and the review of plans in respect of unexpected incapacitation of the CEO or other key Senior Executives);

6.	Compare periodically, the total Remuneration and its main components of the Senior Executives of the Corporation with the Remuneration practices of similar companies in similar industries;

7.	Review the total compensation practices of the Corporation on an annual basis;

8.	Review and monitor the executive development programs of the Corporation;

9.	Annually review long range plans and personnel policies for recruiting, developing and motivating employees of the Corporation;

10.	Assess the directors and officer’s insurance of the Corporation and make recommendations for its renewal or amendment or the replacement of the insurer;

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11.	Review policies and practices of management of the Corporation respecting the Corporation’s compliance with applicable legal prohibitions, disclosure requirements or other requirements on making or arranging for personal loans to directors and Senior Executives or amending or extending any such personal loans or arrangements; and
12.	Fulfill the obligations assigned to the Committee pursuant to any Remuneration plans approved by the Board.

With respect to the Short-Term Incentive Plan, Director Share Unit Plan, Performance Conditioned Restricted Share Unit Plan, Performance Share Unit Plan and any future, additional or replacement plans relating thereto (the "Plans"):

1.	Review and recommend to the Board the approval of any new Plan, any proposed amendments to the Plans, as well as the granting of rights thereunder;

2.	Review and recommend to the Board for approval the granting of options in accordance with the terms of existing plans;

3.	Review and recommend to the Board for approval the waiver of any termination provisions of the Plans for Senior Executives who cease employment with the Corporation;

4.	Administer all other matters related to the Plans to which the Committee has been delegated authority pursuant to the Plans; and

With respect to the corporate sponsored pension plans and the Supplementary Executive Retirement Plans of the Corporation and its wholly-owned subsidiaries, if any, and any future, additional or replacement plans relating to said plans (the “Plans”):

1.	Review and recommend to the Board the approval of any new Plan;

2.	Review and approve any proposed amendments to governance structure or design of benefits or any material agreement entered into pursuant to said plans, except for those plans that require Board approval for such amendments in which case the Committee will make a recommendation to the appropriate Board entity whose pension plan is proposed to be amended thereon;

3.	Approve and amend a statement of Investment Policies and procedures for each Plan;

4.	Supervise management’s review and implementation of funding assumptions and methods, actuarial valuation, and contributions;

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5.	Determine all questions of interpretation and application of the Plans and any document or agreement written or entered into pursuant to the Plans;

6.	Approve changes to funding policy recommended by management;

7.	Make recommendations to the Board for approval of the Code of Ethics and Business Conduct Policy for plan administrators;

8.	Approve any master trust arrangement to commingle assets of the Plans for greater efficiency, diversification and opportunity of investment, determine its appropriateness for the management of the assets of the Plans and make arrangements for plans of an affiliate of the Corporation to participate in the master trust when such participation has been formally approved by such affiliate;

9.	Approve, maintain, and modify an external investment management structure;

10.	Select, appoint, and replace, when deemed necessary, the actuaries, the custodians/trustees/record keepers, the investment managers and the investment advisors;

11.	Select and modify, when deemed necessary, the investment options offered to participants of defined contribution arrangements;

12.	Monitor the performance of the funds on a quarterly basis, using such measures and standards as it may consider appropriate, and compliance with the Investment Policies;

13.	Monitor the performance and continued suitability of the investment managers, each investment manager’s compliance with the Investment Policies and their respective investment mandates; and

14.	Report to the Board as needed (but at least annually) on fund performance.

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GENERAL:

The Committee shall:

1.	Review such other matters relating to corporate governance, nominating, human resources, compensation, and benefit plans as, from time to time, the Committee may consider suitable or the Board may specifically direct;

2.	Meet at least annually with management to review the execution of the responsibilities delegated to it by the Committee; and

3.	Consider and, if it deems advisable, approve, any contemplated charitable donation by the Corporation to organizations with which a director is affiliated, after consideration of any impact that such donation may have on director independence and whether such donations may be considered a form of director compensation.

The Committee may:

1.	Delegate any or all its responsibilities to a sub-committee;

2.	Exercise the Executive Functions. All decisions of the Committee pursuant to the exercise of the Executive Functions shall be subject to revision, alteration, or rescission by the Board, provided that the rights or interests of third parties are not prejudicially affected or invalidated thereby; and

3.	Through its Chairman, evaluate and, if deemed appropriate, approve any requested engagement by individual directors of outside advisors at the Corporation's expense.

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